      As filed with the Securities and Exchange Commission on May 22, 1997
                                                       Registration No. 33-55990
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SYNBIOTICS CORPORATION
                (Name of registrant as specified in its charter)

            CALIFORNIA                                   95-3737816
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)

         11011 VIA FRONTERA
       SAN DIEGO, CALIFORNIA                                 92127
(Address of principal executive offices)                  (Zip Code)

                               KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYNBIOTICS CORPORATION
               11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA  92127
                    (Name and address of agent for service)

                                (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                          San Diego, California  92101


                           ------------------------

        Approximate date of commencement of proposed sale to the public
   From time to time after the effective date of this Registration Statement

                           ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
[_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

===============================================================================

                            SYNBIOTICS CORPORATION

                                Deregistration
                                --------------

This Registration Statement, as amended to the date of its effectiveness (May 10, 1993), registered 458,806 shares of the Common Stock of Synbiotics Corporation (the "Company"). These shares (the "Shares") were offered for resale by a company now known as Mallinckrodt Inc. ("Mallinckrodt"), who received such Shares in connection with a 1987 research and development agreement and a 1992 sale of product rights. Mallinckrodt sold, under rule 144(k), 55,900 of the Shares in 1997. Mallinckrodt and the Company have agreed to deregister all the unsold Shares at this time. Mallinckrodt may continue to sell such Shares as may be permitted by Rule 144(k). Accordingly, the Company hereby deregisters 402,906 shares of the Common Stock originally covered by the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of May, 1997.

                                 SYNBIOTICS CORPORATION

                                 By  /s/ KENNETH M. COHEN
                                     -------------------------------------
                                     Kenneth M. Cohen
                                     President and Chief Executive Officer


        SIGNATURE                                      TITLE                               DATE
        ---------                                      -----                               ----

/s/ KENNETH M. COHEN              Chief Executive Officer, President and Director     May 22, 1997
----------------------------
Kenneth M. Cohen                  (Principal Executive Officer)

/s/ MICHAEL K. GREEN              Chief Financial Officer Vice President - Finance    May 22, 1997
----------------------------
Michael K. Green                  (Principal Financial Officer)

/s/ KEITH A. BUTLER               Chief Accounting Officer and Corporate Controller   May 22, 1997
----------------------------
Keith A. Butler                   (Principal Accounting Officer)

     *                            Director                                            May 22, 1997
----------------------------
Patrick Owen Burns

/s/ JAMES C. DECESARE             Director                                            May 22, 1997
----------------------------
James C. DeCesare

/s/ BRENDA D. GAVIN               Director                                            May 22, 1997
----------------------------
Brenda D. Gavin

/s/ M. BLAKE INGLE                Director                                            May 22, 1997
----------------------------
M. Blake Ingle

     *                            Director                                            May 22, 1997
----------------------------
Donald E.  Phillips

*/s/ MICHAEL K. GREEN                                                                 May 22, 1997
----------------------------
(Michael K. Green, Attorney-in-Fact)

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